SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	[ X ]
Filed by a Party other than the Registrant	[	]

Check the appropriate box:

[	] Preliminary Proxy Statement
[	] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[	] Definitive Additional Materials
[	] Soliciting Material Pursuant to § 240.14a-12

                                                                               CAREGUIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

CAREGUIDE, INC.

4401 N.W. 124th Avenue

Coral Springs, FL 33065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CareGuide, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 13, 2007 at 2:00 p.m. local time at the offices of Essex Woodlands Health Ventures, located at 717 Fifth Avenue, 14th Floor, Suite B, New York, NY 10022, for the following purposes:

1.	To elect seven (7) directors to serve for the ensuing year and until their successors are elected.
2.	To approve the Company’s 2007 Equity Incentive Plan.
3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 80,000,000 to 100,000,000 shares.
4.	To ratify the selection by the Audit Committee of the Board of Directors of McGladrey & Pullen LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.
5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 30, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Kim Braxl

Secretary

Coral Springs, Florida

May 4, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2.

CAREGUIDE, INC.

4401 N.W. 124th Avenue

Coral Springs, FL 33065

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

June 13, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of CareGuide, Inc. (sometimes referred to as the “Company” or “CareGuide”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 4, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 30, 2007 will be entitled to vote at the annual meeting. On this record date, there were 67,538,976 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 30, 2007 your shares were registered directly in your name with CareGuide’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 30, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of seven (7) directors;
•	Approval of the Company’s 2007 Equity Incentive Plan;
•	Approval of proposed amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 80,000,000 to 100,000,000 shares; and

3.

•	Ratification of McGladrey & Pullen LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from CareGuide. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 30, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director, “For” approval of the 2007 Equity Incentive Plan, “For” the amendment to the Company’s Certificate of Incorporation and “For” the ratification of McGladrey & Pullen LLP as the Company’s independent public accountants for the year ended December 31, 2007. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

4.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to CareGuide’s Secretary at 4401 N.W. 124th Avenue, Coral Springs, FL 33065.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 5, 2008, to the Company’s corporate secretary, at 4401 N.W. 124th Avenue, Coral Springs, FL 33065. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by March 20, 2008.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 3. For Proposal 3, broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

•

For the election of directors, the seven nominees receiving the most “For” votes (form the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal No. 2 must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 3 must receive “For” votes from the holders of a majority of the outstanding shares either in person or by proxy. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

5.

•

To be approved, Proposal No. 4 must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 67,538,976 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

6.

PROPOSAL 1

ELECTION OF DIRECTORS

CareGuide’s Board of Directors consists of seven directors. There are seven nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of Mr. Pappajohn and Dr. Schaffer is currently a director of the Company who was previously elected by the stockholders of the Company. Each of Dr. Waxman and Messrs. Pacala and Lubin is currently a director of the Company and became directors of the Company in connection with the merger between the Company and CCS Consolidated, Inc. in January 2006. Mr. Stapleton is currently a director of the Company and was elected by the Board of Directors in August 2006. Dr. Barber is currently a director of the Company and was elected by the Board of Directors in December 2006. Each of the nominees has been recommended for election by the full Board of Directors. It is the Company’s policy to encourage but not require nominees for directors to attend the Annual Meeting. The Company did not hold an annual meeting of stockholders in 2006.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by CareGuide’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each nominee for director. There are no familial relationships among our directors or executive officers.

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Dr. Albert S. Waxman	66	Chairman of the Board of Directors and Senior Managing Member, Psilos Group
Mr. John Pappajohn	78	President, Equity Dynamics, Inc.
Dr. Derace L. Schaffer	59	Physician and Chief Executive Officer, The Lan Group
Mr. Mark L. Pacala	51	Managing Director, Essex Woodlands Health Ventures
Mr. Daniel C. Lubin	47	Managing Member, Radius Ventures
Mr. William C. Stapleton	42	Chief Executive Officer, Healthplanone
Dr. Michael Barber	58	Physician and Healthcare Consultant

Albert S. Waxman, Ph.D. Dr. Waxman became a member of our board of directors in January 2006 and also serves as our Chairman. He is a co-founder and senior managing member of Psilos Group Managers, LLC, a venture capital firm specializing in healthcare and medical technology investments since 1998. Prior to co-founding Psilos Group Managers, LLC, Dr. Waxman was, from 1993 to 1998, chairman and chief executive officer of Merit Behavioral Care Corporation, a healthcare company, and its predecessor companies, American Biodyne and Medco Behavioral Care, a subsidiary of Merck & Co., until its acquisition by Magellan Health Services in February 1998. Prior to American Biodyne, Dr. Waxman founded and served as President, Chairman and Chief Executive Officer of Diasonics, Inc. He holds several U.S. and foreign patents for display, imaging and diagnostic technologies and products. Dr. Waxman serves on the board of directors of Orthometrix, Inc. and is a director of several Psilos portfolio companies, including Comprehensive NeuroScience, HealthEdge Software, and Health Hero Network. Dr. Waxman received a B.S.E.E. degree from City College of New York and M.A. and Ph.D. degrees from Princeton University. He serves on the Advisor Council of Princeton University’s School of Engineering and Applied Sciences.

7.

John Pappajohn. Mr. Pappajohn has been a director since our inception in February 1995 and served as our Secretary and Treasurer from inception through May 1995. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm, and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He also serves as a director for the following public companies: Healthcare Acquisition Corporation, American Caresource Holdings, Inc., Allion Healthcare, Inc., MC Informatics, Inc. and Pace Health Management Systems, Inc. He also serves as Chairman for Healthcare Acquisition Corporation.

Derace L. Schaffer, M.D. Dr. Schaffer has been a director since our inception in February 1995 and served as Chairman of our Board of Directors until November 2004. Dr. Schaffer is the founder and CEO of the Lan Group, a venture capital firm specializing in healthcare and high technology investments which position he has held for more than the last five years. He also serves as a director for the following public companies: Healthcare Acquisition Corporation, American Caresource Holdings, Inc. and Allion Healthcare, Inc. He received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is Clinical Professor of Radiology at the Cornell Medical School.

Mark L. Pacala. Mr. Pacala became a member of our board of directors in January 2006. He has over 20 years of operational and general management experience in services, technology and healthcare companies. He has been a Managing Director of Essex Woodlands Health Ventures since January 2004 and was a Venture Partner of Essex Woodlands Health Ventures from April 2002 to December 2003. From October 2001 to January 2003, Mr. Pacala was self-employed as a venture capital consultant. He served as Chief Executive Officer of American WholeHealth, Inc., an integrative health network company that combines conventional medicine, alternative medicine, nutrition and wellness, from September 1996 to September 2001. Prior to American WholeHealth, he served as Chief Executive Officer of Forum Group, a public senior housing and healthcare company with revenues in excess of $200 million, which was later sold to Marriott Corporation. From 1989 to 1994, Mr. Pacala was a Senior Vice President and General Manager at The Walt Disney Company, and he served as Director of Corporate Planning and Vice President of Operations at Marriott Corporation from 1984 to 1989. He began his career as a banker in 1977 at Manufacturers Hanover Trust Co. and transitioned to strategic planning in healthcare at Booz, Allen and Hamilton. Mr. Pacala currently serves on the board of directors of Health Grades, Inc., a provider of proprietary healthcare provider ratings and advisory services. He received a B.A. degree from Hamilton College where he graduated magna cum laude and Phi Beta Kappa, and later received an MBA degree from Harvard Business School, where he graduated with distinction.

Daniel C. Lubin. Mr. Lubin became a member of our board of directors in January 2006. Mr. Lubin has been a managing member of Radius Ventures, LLC, a New York City venture capital firm, since 1997. From 1994 to 1997, Mr. Lubin was a director in the Investment Banking Division of Schroder Wertheim & Co., where he shared responsibility for managing the firm’s Health Care Group. In 1991, Mr. Lubin co-founded and was a managing director of KBL Healthcare Inc., a health and life sciences venture capital and investment banking organization, and served as president and chief operating officer of KBL Healthcare Acquisition Corp., a publicly-traded strategic acquisition fund. His prior affiliations include Manufacturers Hanover Trust, and the Center for Strategic and International Studies, where he served as Special Assistant to the Chairman. He was a founder of Cambridge Heart, Inc., a healthcare company engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Mr. Lubin currently serves on the board of directors of BioLok International Inc., and EyeTel Imaging, Inc., each portfolio companies of Radius Ventures, LLC. He also serves on the Board of Trustees for The Haverford School. He earned a BS cum laude in Foreign Service from the Georgetown University School of Foreign Service and an MBA with honors from Harvard Business School.

William C. Stapleton. Mr. Stapleton became a member of our board of directors in August 2006. In October 2005 Mr. Stapleton founded and has been serving as the Chief Executive Officer of Healthplanone, LLC, a web-based health insurance brokerage focused on marketing individual and family health insurance and small business health insurance. From August 2003 to June 2005, Mr. Stapleton was Commercial Products and Underwriting Officer of Health Net, Inc., a managed healthcare company, where he was responsible for product development and the Medicaid units for a regional managed care division. From October 2001 to June 2003, he was a founder and principal of Assured Remit, LLC, a healthcare consulting company. He served as Chief Financial Officer of CCN Managed Care, Inc., a managed healthcare company that was a subsidiary of HCA, Inc., from January 1999 to September 2001. Prior to CCN, Mr. Stapleton was with Oxford Health Plans, Inc., where he was Regional Chief Financial Officer from July 1997 to March 1998 and Regional General Manager from April 1998 to January 1999.

8.

From August 1993 to June 1997, Mr. Stapleton was Chief Financial Officer of Health Partners, Inc., a physical practice management company. Mr. Stapleton began his career in 1986 and earned his CPA with the accounting firm KPMG Peat Marwick. He previously served as a director and as chairman of the audit committee of America Service Group, a leading provider of correctional healthcare services, from June 2002 to June 2004. Mr. Stapleton received a B.A. degree in economics and accounting from Holy Cross College and later received an MBA degree from Harvard Business School.

Michael Barber, M.D. Dr. Barber joined our board of directors in December 2006. In July 2006, Dr. Barber founded and since July 2006 has been serving as the chief executive officer of The Advanced Practice Institute, a health care consulting company specializing in the implementation of technology and advanced practice techniques into medical practice, hospital/physician business development and collaboration strategies and organizational development. From February 2003 to May 2006, Dr. Barber served as the chief executive officer and chief operating officer of Group Health Associates, where he was responsible for reorganizing the leadership team and moving the group from a pre-paid medical group model to a fee-for-service business model. From November 2001 to February 2003, he was a healthcare consultant for The Scheller Bradford Group. From November 1999 to November 2001, Dr. Barber served in executive roles with Haelan Corporation, a health improvement solutions company based in Indianapolis, Indiana, and served on Haelan’s board of directors from November 1999 to December 2006. He was chief executive officer of Momentum Health Solutions, a new venture associated with a long-term care managed care company, from January 1998 to November 1999. From 1991 to 1997, Dr. Barber was with ChoiceCare, where he served in a series of executive roles, including vice president of clinical services, senior medical director, executive vice president and chief medical officer. From 1976 to 1990, Dr. Barber was a staff physician and the president of The Fairfield Group, a family medical practice, and was associate clinical professor of family practice at the University of Cincinnati from 1981 to 1990. Dr. Barber received his B.A. degree from Indiana University, where he was elected to Phi Beta Kappa. He received his M.D. from the Indiana University School of Medicine. He is a licensed physician, is certified by the American Board of Medical Management and is a member of the American College of Physician Executives and the American Academy of Family Practice. He also serves on the boards of directors of Beech Acres Parenting Center and Episcopal Retirement Homes of Ohio.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of its directors are independent directors within the meaning of the listing standards of the NASDAQ Stock Market (“NASDAQ”). In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

In determining the independence of Dr. Waxman, Mr. Pacala and Mr. Lubin, the Board took into account the guarantees of the Company’s obligations under its bank facility by the venture capital funds with which these directors are associated. In addition, with respect to Dr. Waxman, the Board took into account a potential “success fee” payment of up to $500,000 worth of the Company’s common stock to Psilos Group, an entity of which Dr. Waxman is a senior managing partner. This “success fee” arrangement was agreed to with Dr. Waxman as partial compensation to Dr. Waxman for his service to CCS Consolidated as interim chief executive officer of that company from April 1, 2004 to January 31, 2005.

As to Dr. Barber, the Board took into account a convertible promissory note in the principal amount of $848,103 that was issued by the Company to Dr. Barber in connection with the acquisition of Haelan Corporation in December 2006. This promissory note was issued to Dr. Barber solely in his capacity as a shareholder of the acquired company.

9.

The Board does not believe that any of these transactions would interfere with the identified directors’ exercise of independent judgment in carrying out their responsibilities as directors of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2006, the Company changed its fiscal year end from March 31 to December 31. The Board of Directors met nine times during the period from April 1, 2006 to December 31, 2006. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the period from April 1, 2006 to December 31, 2006 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. John Pappajohn	X	X	X
Dr. Derace L. Schaffer	X	X	X
Dr. Albert S. Waxman		X*	X*
Mr. Mark L. Pacala			X
Mr. Daniel C. Lubin	X		X
Mr. William C. Stapleton	X*
Dr. Michael J. Barber
Total meetings from April 1, 2006 to December 31, 2006	5	0	0
*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; review and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and

10.

Analysis of Financial Condition and Results of Operations.” The Audit Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities.

During the last fiscal year that began on April 1, 2006, the Audit Committee consisted of John Pappajohn, Derace Schaffer and Daniel Lubin. William Stapleton joined the Board of Directors in August 2006 and was appointed as the chairman of the Audit Committee at that time. The Audit Committee met five times during the period from April 1, 2006 to December 31, 2006. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.careguide.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). Despite the fact that Mr. Pappajohn’s beneficially owns in excess of 10% of the Company common stock, the Board has determined that Mr. Pappajohn is “independent” in that he does not have a current relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. The Board of Directors has also determined that Mr. Stapleton qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Stapleton’s level of knowledge and experience based on a number of factors, including his formal education and experience as a certified public accountant and past service as chief financial officer of a number of private companies and chairman of the audit committee for a public reporting company.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s transition report on Form 10-KSB for the period from April 1, 2006 to December 31, 2006.

Mr. William C. Stapleton

Mr. John Pappajohn

Dr. Derace L. Schaffer

Mr. Daniel C. Lubin

(1)           The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Waxman, Pappajohn and Schaffer. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards. The current Compensation Committee was constituted following the merger of the Company with CCS Consolidated, and the committee did not separately meeting during the period from April 1, 2006 to December 31, 2006. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.careguide.com.

11.

The Compensation Committee of the Board of Directors is authorized to act on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs. including:

•

establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives;

•

review and recommendation to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and the other executive officers; and

•	administration of the Company’s equity compensation plans.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The committee did not engage an outside compensation consultant in 2006.

In the case of executive compensation, the executive’s compensation has been fixed on an annual basis in the executive’s employment agreement, where the bonus is within the discretion of the Board of Directors and any equity-based compensation occurs sporadically rather than on an annual basis. The compensation of the Company’s chief executive officer was recommended and approved by the Company’s board of directors at the time of the PATY Merger. The compensation of the Company’s other officers are approved by the Board of Directors after recommendation of the chief executive officer, which recommendation may be approved or rejected in the Board’s sole discretion.

In the case of director compensation, except for Mr. Stapleton and Dr. Barber, directors are not paid a retainer or compensated for attendance at Board or committee meetings. Each of Mr. Stapleton and Dr. Barber were issued a warrant to purchase 100,000 shares of the Company’s common stock in connection with their service as a director of the Company, which warrants vest over four years of service. In addition, these directors currently receive an $8,000 annual retainer, payable in quarterly installments, for their service as directors.

In other words, the Company believes that the structure of its executive and director compensation has been fairly simple. For this reason, it has been the view of the Board of Directors that, while it had a standing Compensation Committee during the fiscal year ended December 31, 2006, decisions with respect to the compensation of executives and directors of the Company were made or ratified by the full Board. In the event that the stockholders of the Company approve the 2007 Equity Incentive Plan referenced in this proxy statement, the Board may authorize the Compensation Committee to oversee the administration of that plan.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company. The Nominating and Corporate Governance Committee is composed of five directors: Messrs. Waxman, Pacala, Lubin, Pappajohn and Schaffer. These directors comprised the full Board of Directors of the Company upon the closing of the PATY Merger. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee did not separately meet during the period

12.

from April 1, 2006, as each of the Company’s directors then in office participated in the consideration of Mr. Stapleton and Dr. Barber as director nominees. As part of the Company’s acquisition of Haelan in December 2006, the Company committed to elect one of the former directors of Haelan to the Company’s Board of Directors upon the closing of the transaction. The Board unanimously approved the selection of Dr. Barber as the Haelan director. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.careguide.com.

Despite the constitution of a separate Nominating and Corporate Governance Committee, the Board is primarily responsible for selecting nominees for election as directors. The Company currently believes that the Board is able to fully consider and select appropriate nominees for election to the Board without delegating that responsibility to a committee of independent directors or adopting formal procedures. Candidates have traditionally been recommended to the Board by one of the sitting directors. Candidates recommended by stockholders will be evaluated in the same manner as candidates recommended by others, although the Board may prefer candidates of good repute who are personally known to directors.

The process followed by the Board to identify and evaluate candidates includes (a) meetings to evaluate biographical information and background material relating to candidates and (b) interviews of selected candidates by members of the Board. Recommendations by the Board of candidates for inclusion in the Board slate of director nominees are based upon criteria such as business experience and skills, distinction in their activities, judgment, integrity, the ability to commit sufficient time and attention to the Board’s activities and the absence of potential conflicts with the Company’s interests. The Board also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the need for Audit Committee expertise and the evaluation of all prospective nominees. However, the Board retains the right to modify these qualifications from time to time. In the case of new director candidates, the Board also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Board generally uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Board meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Board intends to give consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

CODE OF ETHICS

In August 2006, the Company’s Board of Directors adopted the CareGuide, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our corporate website at http://www.careguide.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

13.

PROPOSAL 2

APPROVAL OF 2007 EQUITY INCENTIVE PLAN

In March 2007 the Board of Directors of the Company (the “Board”) adopted the Company’s 2007 Equity Incentive Plan (the “Incentive Plan”), subject to stockholder approval. There are 7,000,000 shares of common stock reserved for issuance under the Incentive Plan.

As of the date of mailing this proxy statement, no awards covering any shares of the Company’s common stock have been granted under the Incentive Plan, nor have any proposed grants been determined. All shares remain available for future grant under the Incentive Plan.

Stockholders are requested in this Proposal 2 to approve the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. In the event that Proposal 3 described in this proxy statement requesting approval of an increase in the number of authorized shares of our common stock under our Certificate of Incorporation should fail to gain the vote of a majority of the outstanding shares of the Company’s common stock in favor of such proposal, this Proposal 2 will be withdrawn, and the Incentive Plan will not go into effect until such time as a sufficient number of authorized shares of our common stock are available under our Certificate of Incorporation. At that time, we would once again seek stockholder approval of the Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Incentive Plan are outlined below, and the full text of the proposed Incentive Plan are set forth in Appendix A to this proxy statement.

GENERAL

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Plan.

PURPOSE

The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 200 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which

14.

awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

STOCK SUBJECT TO THE INCENTIVE PLAN

An aggregate of 7,000,000 shares of common stock is reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan.

ELIGIBILITY

Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

No option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no restricted stock award may be granted under the Incentive Plan to any such 10% stockholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No person may be granted awards under the Incentive Plan exercisable for more than 1,000,000 shares of common stock during any calendar year (the “Section 162(m) Limitation”).

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility”

15.

above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information.” As of April 26, 2007 the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board was $0.30 per share.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board or the Compensation Committee, based upon a participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively, “service”). The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company or by a combination of these means.

Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide, however, that if the exercise of the option following the termination of the participant’s service would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). A participant’s option agreement also may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company’s common stock on the date of purchase, except that in certain cases (see “Eligibility”) the purchase price must be at least 100% of such fair market value. The Board may award stock bonuses in consideration of past services without a purchase payment.

16.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

STOCK APPRECIATION RIGHTS

The Incentive Plan authorizes three types of stock appreciation rights.

Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the fair market value of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the fair market value of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the fair market value of that number of shares equal to the number of share equivalents in which the participant is vested under the independent stock appreciation rights less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

RESTRICTIONS ON TRANSFER

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

17.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

In the event of (i) the sale, lease, license or other disposition of all or substantially all of the assets of the Company, (ii) the sale or other disposition of all or substantially all of the outstanding securities of the Company, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on the date prior to the tenth anniversary of the date of approval by the Company’s stockholders.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

18.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award

19.

that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

20.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2006.

Equity Compensation Plan Information

	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	327,628	$2.83	-
Equity compensation plans not approved by security holders (1)(2)	2,588,826	$0.64	880,760 (1)
Total	2,916,454	$0.89	880,760

(1)           The information presented in this table includes options in the CCS Consolidated, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) assumed by the Company in connection with the PATY Merger. The material terms of the 2005 Plan are described in Note 15 to the Company’s consolidated financial statements contained in the Company’s transition report filed with the Securities and Exchange Commission on Form 10-KSB for the period from April 1, 2006 to December 31, 2006. The 2005 Plan permits an aggregate of 2,280,050 shares of the Company’s common stock to be issued under the plan. Based on the exchange ratio in the PATY Merger, the options to purchase stock of CCS Consolidated that were assumed by the Company in connection with the PATY Merger were options to purchase up to 1,399,290 shares of the Company’s common stock, each with an exercise price of $0.2337 per share of the Company’s common stock. No equity awards have been issued by the Company under the 2005 Plan after the date of the PATY Merger, and as a result, up to 880,760 shares of the Company’s common stock remain available for issuance under the 2005 Plan.

(2)           The information included in this table also includes warrants granted to certain of the Company’s executive officers, directors and third-party service providers under individual compensation arrangements, which warrants entitle the holders to purchase up to 1,189,536 shares of the Company’s common stock in the aggregate. Of these shares, 100,000 shares are subject to warrants issued to current executive officers of the Company, 475,000 shares are subject to warrants issued to former executive officers of the Company, 175,000 shares are subject to warrants issued to current directors of the Company, 87,500 shares are subject to warrants issued to former directors of the Company, 307,036 shares are subject to warrants issued to a placement agent and its affiliates in connection with a private placement of the Company’s common stock in 2006, and 45,000 shares are subject to warrants issued to former consultants to the Company. In each case, these warrants were issued pursuant to individual compensation arrangements. On January 25, 2006, in connection with the PATY Merger, the executive officers and directors of the Company prior to the merger exchanged outstanding stock options for immediately exercisable warrants to purchase an aggregate of 737,500 shares of common stock at $0.95 per share. These warrants are exercisable through January 25, 2009. In November 2006, the Company issued a warrant to William Stapleton in connection with his becoming a director of the Company in August 2006. This warrant vests over four years, so long as Mr. Stapleton continues to provide service to the Company, is exercisable through August 2016, and has an exercise price of $0.76 per share.

21.

PROPOSAL 3

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 80,000,000 shares to 100,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 67,538,976 shares of common stock outstanding on December 31, 2006, the Board has reserved approximately 1,700,000 shares for issuance upon exercise of options and rights granted under the Company’s stock option plans, and up to approximately 1,200,000 shares of common stock which may be issued upon exercise of warrants currently held by directors and executive officers of the Company and certain service providers. In addition, if Proposal 2 described in this proxy statement relating to our 2007 Equity Incentive Plan is approved, we will have reserved an additional 7,000,000 shares for issuance under the Incentive Plan.

In addition, in December 2006, the Company acquired Haelan Corporation and issued promissory notes to the former securityholders of that company in the aggregate principal amount of $6,500,000, which notes are convertible by their terms into shares of the Company’s common stock (the “Convertible Notes”), based on the average closing price of the common stock on the OTC Bulletin Board, or any exchange on which the Company’s common stock is then traded, for the 20 consecutive trading days ending on the date prior to conversion (the “Average Trading Price”). The Convertible Notes carry an interest rate of 5% per year, compounding annually, and mature on December 8, 2009 (which may be accelerated in the event of a sale transaction). Subject to the terms of the Convertible Notes, the conversion price may be as low as $1.00 per share and as high as $1.50 per share. Assuming that the Convertible Notes are held until maturity and are convertible at $1.00 per share, the Company estimates that it would need to issue approximately 7,500,000 shares of common stock to satisfy its obligations under the Convertible Notes. Under its current Certificate of Incorporation, the Company has a sufficient number of shares authorized in order to issue the maximum number of shares issuable upon conversion of the Convertible Notes. In the event that this Proposal 3 should fail to gain a majority of votes in favor of such proposal, the Company would be required to limit additional issuances of shares beyond the conversion of the Convertible Notes. As described further under Proposal 2 above, the Company’s proposal to reserve 7,000,000 shares of its common stock for issuance under the Incentive Plan would be withdrawn, as sufficient shares would not be available for both the conversion of the Convertible Notes as described in this paragraph and the issuance of 7,000,000 shares under the Incentive Plan. Furthermore, under the terms of the Convertible Notes, they may be repaid in cash. To the extent that sufficient shares of common stock are not then available under the Certificate of Incorporation for conversion of the Convertible Notes in full, the Company could also elect to repay all or a portion of the Convertible Notes in cash rather than by the issuance of shares.

In the event that the Average Trading Price upon conversion of the Convertible Notes is at least $1.50 per share, the Convertible Notes are automatically convertible into shares of the Company’s common stock at a conversion price of $1.50 per share. In this event, the Company would be required to issue approximately 5,000,000 shares of common stock to satisfy its obligations. Under its current Certificate of Incorporation, the Company has a sufficient number of shares authorized in order to satisfy its obligations under this scenario. In the event that this Proposal 3 should fail to gain a majority of votes in favor of such proposal, the Company would be required to limit additional issuances of shares beyond the conversion of the Convertible Notes. As described further under Proposal 2 above, the Company’s proposal to reserve 7,000,000 shares of its common stock for issuance under the Incentive Plan would be withdrawn, as sufficient shares would not be available for the conversion of the Convertible Notes as described in this paragraph as well as for the issuance of 7,000,000 shares under the Incentive Plan.

22.

The merger agreement with the Haelan securityholders also contains an “earn-out” provision under which the Company may be required to pay additional consideration, up to $3,000,000, in the event that Haelan’s revenues during the year ending December 31, 2007 exceed specified amounts. The “earn-out” consideration is payable by the Company in cash, although the Company may elect to pay up to two-thirds of any amounts due under this provision by the issuance of shares of common stock, with such shares being valued by reference to the average closing price of the Company’s common stock for the 20 consecutive trading days ending on the last trading day before December 31, 2007. Therefore, the Company may desire to issue up to $2,000,000 worth of common stock pursuant to the merger agreement to satisfy this potential obligation. While the exact number of shares to be issued cannot be determined at this time, based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on April 26, 2007 of $0.30 per share, the Company could issue up to an additional 6,666,667 shares as “earn-out” consideration. In the event that this Proposal 3 should fail to gain a majority of votes in favor of such proposal, the existing authorized shares may only provide a portion of the potential common stock permitted to be issued to satisfy the earn-out. To the extent that sufficient shares of common stock are not then available under the Certificate of Incorporation to satisfy the earn-out in full, the Company would be forced to pay at least the remaining unavailable portion of any such earn-out in cash.

Although, at present, the Board of Directors has no other definitive plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the Company’s business or product lines through the acquisition of other businesses or products, and other purposes.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company’s Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

23.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected McGladrey & Pullen LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. McGladrey & Pullen LLP has audited the Company’s financial statements since the closing of the merger of the Company with CCS Consolidated, Inc. in January 2006 (the “PATY Merger”). Because the PATY Merger was accounted for as a reverse merger, the historical financial statements of CCS Consolidated became the historical financial statements of the Company upon the closing of the PATY Merger. McGladrey & Pullen LLP audited the financial statements of CCS Consolidated from April 2005 to the date of the PATY Merger. Representatives of McGladrey & Pullen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of McGladrey & Pullen LLP as the Company’s independent auditors. However, the Board is submitting the selection of McGladrey & Pullen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board or the Audit Committee of the Board, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of McGladrey & Pullen LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2006 financial statements, the Company entered into an engagement agreement with McGladrey & Pullen LLP which sets forth the terms by which McGladrey & Pullen LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and March 31, 2006, by McGladrey & Pullen LLP, the Company’s principal accountant, and RSM McGladrey Inc., an affiliate of the Company’s principal accountant. All such fees described below were approved by the Audit Committee.

	Nine Months Ended December 31, 2006	Year Ended March 31, 2006
Audit Fees	$408,000	$404,700
Audit-related Fees (1)	$12,500	35,700
Tax Fees (2)	-	10,000
All Other Fees	-	-
Total Fees	$420,500	$450,400

24.

(1)	Audit-related fees represent fees for miscellaneous services relating to advice on accounting issues.

(2) Tax fees represent fees for services relating to the preparation and review of federal and state income tax returns.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, McGladrey & Pullen LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by McGladrey & Pullen LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

25.

MANAGEMENT

The names, ages and positions of our current executive officers as of April 30, 2007 are as follows:

Name	Age	Position
Chris E. Paterson	46	President and Chief Executive Officer
Glen A. Spence	52	Executive Vice President and Chief Financial Officer
Julie A. Meek	54	Executive Vice President and Chief Operating Officer
Rex M. Dendinger II	54	Senior Vice President and Chief Information Officer
Kent A. Tapper	50	Vice President, Finance, Sarbanes-Oxley and SEC Compliance

There are no familial relationships among our executive officers or our directors.

Chris E. Paterson, Ph.D. Dr. Paterson became our President and Chief Executive Officer on January 25, 2006. Prior to that, Dr. Paterson was President and Chief Executive Officer of CCS Consolidated, Inc. and a member of its board of directors since January 2005. He joined CCS Consolidated as Executive Vice President in July 2004. From 2002 to 2004, Dr. Paterson served as the President of the Central Region of UnitedHealth Group’s AmeriChoice Corporation, having served as CEO of AmeriChoice health plans in Pennsylvania from 1998 to 2002. From 1990 to 1998, he worked with Merit Behavioral Care Corporation, serving in such positions as Executive Vice President of the Eastern Division and President of Tennessee Behavioral Health. Dr. Paterson has served on the boards of such entities as the City of Philadelphia Department of Health and the American Heart Association Southeastern Pennsylvania Region. Dr. Paterson received his Ph.D. in psychology from Ohio State University, interned at the University of Florida and served on the faculty of the University of Miami early in his career.

Glen A. Spence. Mr. Spence became our Executive Vice President and Chief Financial Officer on January 25, 2006. Prior to that, he had served as the Executive Vice President and Chief Financial Officer of CCS Consolidated, Inc. since March 2003. From 2000 to 2003, Mr. Spence was a partner in the firm of Tatum Partners, which specializes in providing Chief Financial Officers to clients in a variety of industries. Mr. Spence was employed by John Alden Financial Corporation, a publicly-held life and health insurer, from 1981 to 1999 in a variety of finance positions, including serving as the Senior Vice President of Finance and Accounting. Mr. Spence has also functioned as a financial consultant, interim chief financial officer and an educator at CPA continuing education seminars. Mr. Spence started his career in public accounting working for Haskins & Sells, a predecessor of Deloitte and Touche, and later at KPMG. As a seasoned finance executive, Mr. Spence is versed in strategic and operational planning, rapid growth, initial public offerings, leveraged buyouts, mergers and acquisitions, regulatory affairs, underwriting, turnarounds, and SEC reporting. He holds a B.S. degree from Emporia State University, is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants, and holds a CPA license in the state of Florida.

Julie A. Meek. Dr. Meek became our Chief Science Officer in December 2006 and our Executive Vice President and Chief Operating Officer in April 2007. From May 1995 to December 2006, she was founder, president and chief executive officer of Haelan Corporation, a privately-held health improvement solutions company based in Indianapolis, Indiana, and a member of its board of directors. For more than two decades, Dr. Meek has been working with companies to enhance the workplace culture, improve employee health and productivity, and establish effective population health management strategies for decreased healthcare costs. Her long-term research and development efforts have focused on predictive modeling, health coaching and the perceived health model. Dr. Meek serves on the Disease Management Association of America’s Employer Council, Quality & Research Committee and the Predictive Modeling Subcommittee. Dr. Meek completed her doctoral work, with highest distinction, in the areas of behavioral science and health management at Indiana University, where she was awarded a three-year Research Fellow position while attending Indiana University. She is a prominent speaker at national conferences and also is published in the areas of predictive modeling, behavior change, behavioral coaching, disease management, benefit strategies and outcomes evaluation.

26.

Rex M. Dendinger II. Rex Dendinger II became our Senior Vice President and Chief Information Officer on January 25, 2006. Prior to that, he had been CCS Consolidated’s Senior Vice President and Chief Information Officer since November 2005. Prior to joining CCS Consolidated, from September 2003 to November 2005, Mr. Dendinger served as interim chief executive officer and chief information officer at a number of firms, providing vital expertise to start-up organizations, executive leadership to a regional claims administration firm, and supported merger and acquisition transactions. From July 1998 to September 2003, Mr. Dendinger served as chief information officer of Magellan Health Services, where he was responsible for technology strategy and operations for a $100 million leader in the managed care industry. At Saint Vincent Health System in Pennsylvania from 1996 to 1998, Mr. Dendinger directed a corporate information technology initiative to re-engineer the entire corporate network, accommodating a newly designed infrastructure and software platform. Mr. Dendinger holds a B.S. degree in Computer Science from Lockyear College.

Kent Tapper. Mr. Tapper became our Vice President, Finance, Sarbanes-Oxley and SEC Compliance as of January 25, 2006. Mr. Tapper had served as our Vice President, Financial Planning since April 1999. Mr. Tapper has also served as our Chief Information Officer and Vice President, Systems Engineering and has been with our company since July 1995. Mr. Tapper was our acting Chief Financial Officer from April 2000 to January 2006. From 1992 to 1995, Mr. Tapper served as Product Manager, Audio Response and Call Center Platforms for Northern Telecom, Inc. From 1983 to 1992, Mr. Tapper held Product Manager, Systems Engineering Manager and various engineering management positions with Northern Telecom.

27.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 30, 2007 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. The address for all directors and executive officers is c/o CareGuide, Inc., 4401 N.W. 124th Avenue, Coral Springs, FL 33065.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:

Entities affiliated with Essex Woodlands Health Ventures (2)	15,724,860	23.3%
21 Waterway Avenue, Suite 225
The Woodlands, TX 77380

Hickory Venture Capital Corporation	9,071,540	13.4%
301 Washington Street, NW, Suite 301
Huntsville, AL 35801

John Pappajohn (6)	8,419,957	12.5%

Radius Venture Partners I, L.P. (3)	6,648,486	9.8%
400 Madison Avenue, 8th Floor
New York, NY 10017

Entities affiliated with Psilos Group Partners (4)	6,424,327	9.5%
625 Avenue of the Americas, 4th Floor
New York, NY 10011

Ashford Capital Management, Inc. (5)	3,751,300	5.6%
P.O. Box 4172
Wilmington, DE 19807

Principal Life Insurance Company	3,745,350	5.5%
711 High Street
Des Moines, IA 50392

Named Executive Officers and Directors:

Mark L. Pacala (2)	-	*
John Pappajohn (6)	8,419,957	12.5%
Albert S. Waxman (4)(7)	6,941,123	10.3%
Daniel C. Lubin (3)	6,648,486	9.8%
Derace L. Schaffer (8)	1,169,947	1.7%
William C. Stapleton	-	*
Michael J. Barber	-	*
Chris E. Paterson (9)	1,017,666	1.5%
Roger L. Chaufournier (10)	325,000	*
Glen A. Spence (11)	254,416	*
Christine St. Andre (12)	175,000	*
Ann M. Boughtin	-	*

All directors and executive officers as a group (14 persons) (13)	24,669,811	35.7%

28.

*	Less than one percent
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 67,538,976 shares outstanding on March 30, 2007, adjusted as required by rules promulgated by the SEC.

(2)

Consists of 3,433,901 shares of common stock held of record by Essex Woodlands Health Ventures Fund IV, L.P. and 12,290,959 shares of common stock held of record by Essex Woodlands Health Ventures Fund V, L.P. Mr. Pacala is a manager of the general partner of entities that are affiliated with these record holders, but he has no beneficial ownership over the reported shares as he has no voting or dispositive power with respect to the shares held by them.

(3)

Mr. Lubin is a managing member of the general partner of Radius Venture Partners I, L.P., shares voting and dispositive power with respect to the shares held by Radius Venture Partners I, L.P. and disclaims beneficial ownership of the shares in which he has no pecuniary interest.

(4)

Consists of 3,262,763 shares of common stock held of record by Psilos Group Partners, L.P., 3,126,098 shares of common stock held of record by Psilos Group Partners II, L.P. and 35,466 shares of common stock held of record by CCP/Psilos CCS, LLC. Dr. Waxman is a manager of the general partner or manager of each of Psilos Group Partners, L.P., Psilos Group Partners II, L.P. and CCP/Psilos CCS, LLC. As a result, Dr. Waxman shares voting and dispositive power with respect to the shares held by these entities and disclaims beneficial ownership of the shares in which he has no pecuniary interest.

(5)	The foregoing information is based upon information contained in a Schedule 13G filed with the SEC by the foregoing entity on February 13, 2007.
(6)

Consists of 6,625,521 shares held of record by Mr. Pappajohn, 30,000 shares held of record by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn, 30,000 shares held of record by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn’s spouse, 30,000 shares held directly by Mr. Pappajohn’s spouse, 1,666,936 shares held by a voting trust and a fully vested and exercisable warrant to purchase 37,500 shares of common stock. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes, Ltd., by his spouse and by the voting trust.

(7)

Consists of 3,262,763 shares of common stock held of record by Psilos Group Partners, L.P., 3,126,098 shares of common stock held of record by Psilos Group Partners II, L.P., 35,466 shares of common stock held of record by CCP/Psilos CCS, LLC and 516,796 shares of common stock currently held by an escrow agent for the benefit of certain stockholders, over which Dr. Waxman exercises voting power. Dr. Waxman is a manager of the general partner or manager of each of Psilos Group Partners, L.P., Psilos Group Partners II, L.P. and CCP/Psilos CCS, LLC. As a result, Dr. Waxman shares voting and dispositive power with respect to the shares held by these entities and disclaims beneficial ownership of the shares in which he has no pecuniary interest.

(8)

Consists of 1,120,447 shares held of record by Dr. Schaffer, 12,000 shares held of record by Dr. Schaffer’s children and a fully vested and exercisable warrant to purchase 37,500 shares of common stock.

(9)

Consists of 1,017,666 shares of common stock issuable pursuant to early exercise features of an option exercisable within 60 days of March 30, 2007. Of these shares, 424,028 shares underlying this option will not be vested as of such date and would not be transferable by Dr. Paterson until vested. Accordingly, Dr. Paterson is not deemed to have investment power over such shares.

(10)	Consists of a fully vested and exercisable warrant to purchase 325,000 shares of common stock.

29.

(11)

Consists of 254,416 shares of common stock issuable pursuant to early exercise features of an option exercisable within 60 days of March 30, 2007. Of these shares, 107,332 shares underlying this option will not be vested as of such date and would not be transferable by Mr. Spence until vested. Accordingly, Mr. Spence is not deemed to have investment power over such shares.

(12)	Consists of 25,000 shares held of record by Ms. St. Andre and a fully vested and exercisable warrant to purchase 150,000 shares of common stock.
(13)

Consists of 20,911,789 shares held of record, 1,666,936 shares held by a voting trust, 516,796 shares held by an escrow agent, 175,000 shares issuable upon exercise of fully vested warrants, and 1,399,290 shares pursuant to early exercise features of the stock options. Of these shares underlying stock options, 585,026 shares are not vested and would not be transferable until vested.

30.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 4 was filed late by Dr. Waxman in connection with the vesting of a warrant.

31.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows, for the period from April 1, 2006 to December 31, 2006, compensation awarded to or paid to, or earned by, (i) all persons who served as the Company’s principal executive officer during such period, (ii) its two other most highly compensated executive officers during such period who were serving as executive officers at December 31, 2006 and (iii) two former executive officers who were not serving as executive officers of the Company as of the end of the fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table for Year Ended December 31, 2006

and Nine Months Ended December 31, 2006

Name and Principal Position	Year	Salary ($)	Option Awards (6) ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(f)	(i)	(j)
Mr. Chris E. Paterson President and Chief Executive Officer (1)	2006(4) 2006(5)	187,500 234,577	48,316 58,682	1,442 2,500	237,258 295,758
Mr. Glen A. Spence Executive Vice President and Chief Financial Officer (1)	2006(4) 2006(5)	161,250 201,736	12,079 14,670	3,620 4,482	176,949 220,888
Ms. Ann M. Boughtin, Executive Former Executive Vice President and Chief Operating Officer (1) (2)	2006(4) 2006(5)	161,250 203,635	-- --	14,448 14,448	175,698 218,083
Mr. Roger L. Chaufournier President of Innovacare Division (3)	2006(4) 2006(5)	200,661 267,548	-- --	1,666 2,221	202,327 269,769
Ms. Christine St. Andre Chief Operating Officer of Innovacare Division (3)	2006(4) 2006(5)	160,529 214,038	-- --	2,544 3,392	163,073 217,430

(1) Mr. Paterson, Mr. Spence and Ms. Boughtin became employees of the Company on January 25, 2006 upon the closing of the merger of the Company with CCS Consolidated, Inc.

(2) Effective as of April 16, 2007, Ms. Boughtin is no longer serving in the capacity of Chief Operating Officer. Ms. Boughtin will report directly to the Company’s Chief Executive Officer and will remain employed with the Company during a transition period that is not expected to exceed six months. Ms. Boughtin will continue to be compensated in accordance with her existing employment agreement.

(3) Mr. Chaufournier and Ms. St. Andre terminated their employment as of December 31, 2006 and have formed a not-for-profit corporation, not affiliated with the Company, which intends to continue the business formerly operated by the Company as the Innovacare division.

(4) Amounts reported are for the fiscal period from April 1, 2006 to December 31, 2006.

(5) Amounts reported are for the twelve months from January 1, 2006 to December 31, 2006.

(6) Amounts in this column represent compensation expense incurred during the referenced periods related to stock options or warrants held by the named executive officers. These amounts were calculated in accordance with the provisions of SFAS No. 123(R) under the modified prospective method, using a Black-Scholes pricing model and assuming no forfeiture of the awards granted to the named executive officers. For additional information regarding assumptions made by the Company in valuing equity awards under SFAS No. 123(R), see Note 2 to the Company’s consolidated financial statements for the period ended December 31, 2006, included in the Company’s transition report on Form 10-KSB for the period from April 1, 2006 to December 31, 2006.

EMPLOYMENT AGREEMENTS

As part of, and effective upon, the merger with CCS Consolidated in January 2006, the Company entered into employment agreements with each of Chris Paterson, Glen Spence, Roger Chaufournier, Christine St. Andre and Kent Tapper. During June 2006, the Company entered into an employment agreement with Rex Dendinger. In December 2006, in connection with the acquisition of Haelan Corporation, the Company entered into an employment agreement with Julie Meek. The material terms of each of these agreements are described below.

Roger Chaufournier and Christine St. Andre terminated their employment with the Company effective as of December 31, 2006.

Chris Paterson

Under the terms of Dr. Paterson’s employment agreement, he is employed in the capacity of president and chief executive officer of the Company. His employment agreement had an initial one-year term, which is automatically renewed for additional one-year periods unless earlier terminated by the Company or Dr. Paterson. Dr. Paterson’s base salary under the employment agreement is $250,000 per year, and Dr. Paterson is eligible for a discretionary calendar year bonus in an amount up to 50% of his base salary, subject to his achievement of mutually agreed upon performance goals. In addition, Dr. Paterson is eligible for any other bonus payments as may be awarded by the Company’s board of directors. Dr. Paterson’s options to purchase shares of CCS Consolidated common stock were assumed by the Company at the closing of the PATY Merger, and the vesting of such options was partially accelerated so that one quarter of the shares underlying the options were vested as of the closing of the PATY Merger, with the remainder vesting in 36 equal monthly installments over the next three years. Dr. Paterson is also eligible to receive options to purchase shares of the Company’s common stock under the Company’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Company’s board of directors.

In the event that Dr. Paterson’s employment is terminated by the Company “without cause” or by Dr. Paterson for “good reason” (each as defined in his employment agreement), subject to Dr. Paterson’s entering into and not revoking a separation agreement and release in a form acceptable to the Company, Dr. Paterson will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of twelve months; (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Company was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Glen Spence

Under the terms of Mr. Spence’s employment agreement, he is employed in the capacity of chief financial officer of the Company. His employment agreement had an initial one-year term, which is automatically renewed for additional one-year periods unless earlier terminated by the Company or Mr. Spence. Mr. Spence’s base salary under the employment agreement is $215,000 per year, and Mr. Spence is eligible for a discretionary calendar year bonus in an amount up to 20% of his base salary, subject to his achievement of mutually agreed upon performance goals. In addition, Mr. Spence is eligible for any other bonus payments as may be awarded by the Company’s board of directors. Certain of Mr. Spence’s options to purchase shares of CCS Consolidated common stock were assumed by the Company at the closing of the PATY Merger, and the vesting of such options was partially accelerated so that one quarter of the shares underlying the options were vested as of the closing of the PATY Merger, with the remainder vesting in 36 equal monthly installments over the next three years. Mr. Spence is also eligible to receive options to purchase shares of the Company’s common stock under the Company’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Company’s board of directors.

In the event that Mr. Spence’s employment is terminated by the Company “without cause” or by Mr. Spence for “good reason” (each as defined in his employment agreement), subject to Mr. Spence’s entering into and not revoking a separation agreement and release in a form acceptable to the Company, Mr. Spence will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of six months; (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Company was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Julie Meek

Under the terms of Dr. Meek’s employment agreement, she is employed in the capacity of chief science officer of the Company. In April 2007, she assumed the position of Executive Vice President and Chief Operating Officer of the Company. Her employment agreement has an initial one-year term, which automatically renews for additional one-year periods unless earlier terminated by the Registrant or Dr. Meek. Dr. Meek’s base salary under the employment agreement was $200,000 per year as of January 1, 2007 and was increased to $215,000 in April 2007, and Dr. Meek is eligible for a discretionary calendar year bonus in an amount up to 20% of her base salary, subject to her achievement of mutually agreed upon performance goals to be established within the first 60 days of each calendar year. In addition, Dr. Meek is eligible for any other bonus payments as may be awarded by the Company’s board of directors. Dr. Meek is also eligible to receive options to purchase shares of the Company’s common stock under the Company’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Company’s board of directors.

In the event that Dr. Meek’s employment is terminated by the Company “without cause” or by Dr. Meek for “good reason” (each as defined in her employment agreement), subject to Dr. Meek’s entering into and not revoking a separation agreement and release in a form acceptable to the Company, Dr. Meek will be entitled to receive: (i) severance payments equal to her then applicable base salary for a period of six months; (ii) a pro rated portion of any annual bonus that she would have received had she remained employed through the calendar year for which the bonus is calculated; and (iii) if she timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Company was paying prior to the date of termination for as long as she is receiving severance payments under the employment agreement (or until she is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Rex Dendinger III

Under the terms of Mr. Dendinger’s employment agreement, he is employed in the capacity of chief information officer and senior vice president of the Company. His employment agreement has an initial one year term, which automatically renews for additional one-year periods unless earlier terminated by the Company or Mr. Dendinger. Mr. Dendinger’s base salary under the employment agreement is $168,000 per year, and Mr. Dendinger is eligible for a discretionary calendar year bonus in an amount up to 20% of his base salary, subject to his achievement of mutually agreed upon performance goals. In addition, Mr. Dendinger is eligible for any other bonus payments as may be awarded by the Company’s board of directors. Mr. Dendinger is also eligible to receive options to purchase shares of the Company’s common stock under the Company’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Company’s board of directors.

In the event that Mr. Dendinger’s employment is terminated by the Company “without cause” or by Mr. Dendinger for “good reason” (each as defined in his employment agreement), subject to Mr. Dendinger’s entering into and not revoking a separation agreement and release in a form acceptable to the Company, Mr. Dendinger will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of six months; (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Company was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Kent Tapper

Under the terms of Mr. Tapper’s employment agreement, he is employed in the capacity of Vice President of Finance, Sarbanes-Oxley and SEC Compliance, reporting to the chief financial officer of the Company. His employment agreement had an initial one year term, which is automatically renewed for additional one-year periods unless earlier terminated by the Company or Mr. Tapper. Mr. Tapper’s base salary under the employment agreement is $175,000 per year, and Mr. Tapper is eligible for any other bonus payments as may be awarded by the Company’s board of directors. In addition, Mr. Tapper is eligible to receive options to purchase shares of the Company’s common stock under the Company’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Company’s board of directors.

In the event that Mr. Tapper’s employment is terminated by the Company “without cause” or by Mr. Tapper for “good reason” (each as defined in his employment agreement), subject to Mr. Tapper’s entering into and not revoking a separation agreement and release in a form acceptable to the Company, Mr. Tapper will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of six months; (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Company was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Fair Market Value of Common Stock on Date of Grant ($)	Option Expiration Date
(a)	(b)	(c)	(e)		(f)
Mr. Paterson	487,628 (1)	530,038 (1)	$0.2337	(1)	04/18/2015
Mr. Spence	121,904 (1)	132,512 (1)	$0.2337	(1)	04/18/2015
Mr. Chaufournier	325,000 (2)	--	$0.95	(2)	01/25/2009
Ms. St. Andre	150,000 (2)	--	$0.95	(2)	01/25/2009
Ms. Boughtin	--	--	--	--	--

(1) Options represent the assumption, in connection with the merger between the Company and CCS Consolidated in January 2006, of an option previously granted to the optionee in April 2005 to purchase common stock of CCS Consolidated. The exercise price of the option at the time of grant was equal to the fair market value of CCS Consolidated’s common stock on the date of grant, as determined in good faith by its board of directors. The number of shares was calculated based upon the exchange ratio in the merger. On the merger closing date of January 25, 2006, the closing price of the Company’s common stock was $1.06 per share. Each stock option is immediately exercisable, but any exercise prior to vesting would require the optionee to execute an early exercise stock purchase agreement and subject the unvested portion of any shares received upon exercise to a repurchase right in favor of the Company. Each option was accelerated in connection with the merger in part so that it was 25% vested as of January 25, 2006 and shall vest in 36 equal monthly installments thereafter.

(2) On January 25, 2006, options held by Mr. Chaufournier to purchase up to 433,332 shares of the Company’s common stock and options held by Ms. St Andre to purchase up to 200,000 shares of the Company’s common stock were each cancelled in exchange for a warrant to purchase the reported number of shares of common stock at an exercise price of $0.95 per share. The exercise price of each warrant was equal to 90% of the closing price of the Company’s common stock on the date of grant, which was $1.06 per share.

OPTION EXERCISES AND STOCK VESTED

There were no option exercises or vesting of stock awards or similar investments during the period from January 1, 2006 to December 31, 2006 with respect to the Named Executive Officers.

POST-EMPLOYMENT COMPENSATION

The Company does not maintain any plans providing for payment or other benefits at, following, or in connection with retirement other than a 401(k) plan made available to all employees.

The Company does not maintain any non-qualified deferred compensation plans.

DIRECTOR COMPENSATION

The following table below, for the fiscal period from April 1, 2006 to December 31, 2006, sets forth certain information with respect to the compensation of all non-employee directors of the Company. Except with respect to Mr. Stapleton and Dr. Barber, the Company did not pay any fees to directors as retainers or for attendance at board or committee meetings, and the Company does not currently pay any fees for service as chairman of the board or any committee. The Company entered into an individual arrangements with Mr. Stapleton and Dr. Barber under which they are to receive an $8,000 annual retainer, payable in quarterly installments, for service as a director and, in the case of Mr. Stapleton, chairman of the Audit Committee. The Company does not have any other formal policy with respect to compensation of directors. The Company does, however, reimburse directors for expenses incurred in attending meetings of the board and other events attended on behalf of and at the request of the Company.

During 2006, Dr. Waxman and Messrs. Pacala and Lubin became directors of the Company as a result of the Company’s merger with CCS Consolidated. As a result of the merger, each of the funds with which these directors are associated became significant stockholders of the Company, and the board of directors determined that no further compensation for director service was appropriate. Subsequent to the merger, the board appointed each of Mr. Stapleton and Dr. Barber to fill the remaining vacancies on the board. As outside directors, the board of directors awarded each of Mr. Stapleton and Dr. Barber warrants to purchase up to 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board on the date of approval of the grant. These warrants each have a 10-year term and vest over four years from the date each director jointed the board.

As described elsewhere in this proxy statement, in March 2007, the Company’s board of directors approved a 2007 Equity Incentive Plan, subject to approval by the Company’s stockholders. If so approved, directors of the Company would be eligible to receive awards under that plan.

DIRECTOR COMPENSATION FOR FISCAL 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
(a)	(b)	(d)	(h)
Dr. Albert S. Waxman (1) Mr. Mark L. Pacala (1) Mr. Daniel C. Lubin (1)	--	--	--
Mr. John Pappajohn Dr. Derace L. Schaffer	--	(2)	--
Mr. William C. Stapleton (3)	3,000	2,467	5,467
Dr. Michael J. Barber (4)	511	--	511

(1) Dr. Waxman and Messrs. Pacala and Lubin became directors of the Company in January 2006 in connection with the merger with CCS Consolidated.

(2) As of December 31, 2006, each of Mr. Pappajohn and Dr. Schaffer held immediately exercisable warrants to purchase 37,500 shares of common stock, each of which have an exercise price of $0.95. The Company did not recognize any expense during the nine months or year ended December 31, 2006 with respect to either of these awards.

(3) Mr. Stapleton became a director of the Company in August 2006. In connection with his appointment, Mr. Stapleton is entitled to receive an $8,000 annual retainer. The Company also granted Mr. Stapleton a warrant to purchase 100,000 shares of common stock on November 20, 2006. The full grant date fair value of this award, as calculated under SFAS No. 123(R), was $44,412. This was the only award held by Mr. Stapleton as of December 31, 2006.

(4) Dr. Barber became a director of the Company in December 2006 in connection with the acquisition of Haelan Corporation. In connection with his appointment, Dr. Barber is entitled to receive an $8,000 annual retainer. In March 2007 the Company granted Dr. Barber a warrant to purchase 100,000 shares of common stock.

TRANSACTIONS WITH RELATED PERSONS

Investor Guarantees of Company Indebtedness

In connection with the a merger between the Company and CCS Consolidated, Inc., in January 2006, the Company assumed obligations under a line of credit arrangement with Comerica Bank. The satisfaction of the obligations of the Company under the line of credit have been guaranteed by certain of the Company’s stockholders. Mark Pacala, Daniel Lubin and Albert Waxman, respectively, are members of the Company’s Board of Directors and are managing directors and general partners of entities affiliated with Essex Woodlands Health Ventures, Radius Venture Partners and Psilos Group Partners, respectively, who are among the stockholders who have guaranteed the Company’s obligations under the line of credit. Each of these entities also owns in excess of 5% of the Company’s outstanding capital stock. Hickory Venture Capital Corporation, an entity that also owns in excess of 5% of the Company’s outstanding capital stock, is also a guarantor of the Company’s obligations under this arrangement.

In exchange for delivering guarantees to Comerica Bank to satisfy the Company’s obligations under the line of credit, these institutional stockholders were issued warrants to purchase shares of the Company’s common stock. These warrants had a nominal exercise price and vested through November 2006, based upon the portion of the $8,000,000 line of credit that had been borrowed and for which each stockholder was responsible under its guarantee. The outstanding balance under the line of credit was the maximum $8,000,000 during the vesting period of the warrants, and therefore in November 2006 the warrants vested in full. In November 2006, each holder of the warrants exercised its warrant in full by cash payment of the aggregate exercise price. The shares underlying these warrants had been placed into escrow at the closing of the merger transaction, and therefore no new shares were issued upon exercise. Upon exercise of these warrants, Essex Woodlands Health Ventures, Radius Venture Partners, Psilos Group Partners and Hickory Venture Capital Corporation received 1,431,072, 216,710, 646,189 and 858,170 shares, respectively, from the escrow account. Based upon the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board on April 26, 2007, these shares had a value of $429,322, $65,013, $193,857 and $257,451, respectively.

Letter Agreement with Psilos Group Partners

In September 2005, the Company entered into a letter agreement with an entity affiliated with Psilos Group Partners, of which Dr. Waxman is a managing member. Under this letter agreement, a success fee may be payable by the Company to Psilos upon the occurrence of certain events or the passage of time. The letter agreement became effective in January 2006 upon the closing of the merger transaction with CCS Consolidated. A fee would be payable to Psilos upon the earliest to occur of the following:

•

any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of the Company immediately prior to such consolidation, merger or reorganization, represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization;

•	any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred;

•	a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; or

•

the filing of a registration statement under the Securities Act of 1933, as amended, relating to an underwritten public offering of common stock to be issued by the Company in which Psilos is permitted to participate as a selling stockholder.

In addition, if none of the events described above have occurred by July 25, 2007, the success fee will become payable as of such date.

The amount of the fee, if any, is dependent upon the value of the Company’s common stock at the time of determination, multiplied by a pre-determined factor of 65%. In the event that the resulting valuation of the Company, based upon the number of shares of the Company’s common stock outstanding at such time, is less than $35,000,000, no fee will be paid. In the event that such resulting valuation exceeds $35,000,000, Psilos will be entitled to 10% of such excess, provided that in no event shall the fee exceed $500,000.

At the closing of the merger with CCS Consolidated, the Company issued 516,796 shares of its common stock into escrow to be used for satisfaction of the fee, if any. The fee, if any, will be payable by releasing a number of these escrowed shares of the Company’s common stock with a fair market value equal to the bonus payment. If the valuation of the Company at the time of determination is such that not all of the shares in the escrow account are released to Psilos as payment, any remaining shares will be released pro rata to all of the former stockholders of CCS Consolidated, which would include each of Essex Woodlands Health Ventures, Radius Venture Partners and Psilos Group Partners. Based upon the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board on April 26, 2007, the implied valuation of the Company, when multiplied by the 65% factor set forth in the letter agreement, would be less than $35,000,000. In the event that this remains the case as of July 25, 2007, it is expected that all of the 516,796 shares of the Company’s common stock will be released from escrow to all of the former stockholders of CCS Consolidated, based upon their pro rata ownership of CCS Consolidated at the time of the closing of the merger.

Issuance of Convertible Promissory Notes in Acquisition of Haelan Corporation

In connection with the acquisition of Haelan Corporation in December 2006, all outstanding securities of Haelan were exchanged for promissory notes convertible, in certain circumstances, into shares of the Company’s common stock. The convertible promissory notes have an aggregate face value of $6.5 million and are subordinated to the rights of the Company’s senior lender under its line of credit facility. As shareholders of Haelan prior to the acquisition, Michael Barber, a director of the Company, and Julie Meek, the Company’s Chief Science Officer, received promissory notes in the principal amount of $848,103 and $1,021,070, respectively, on the same terms as all of the other securityholders of Haelan. Dr. Barber joined the Company’s board of directors upon the closing of the acquisition, and Dr. Meek became an executive officer of the Company upon the closing of the acquisition.

The merger agreement with Haelan also contains an “earn-out” provision under which the Company will be required to pay additional amounts to the former Haelan securityholders in the event that Haelan’s revenues, as the Company’s subsidiary, during the year ending December 31, 2007 exceed $4.38 million. For each dollar of revenue above this target, the Company will pay $1.875, up to a maximum of $3.0 million in the aggregate in the event that Haelan’s revenues for 2007 equal or exceed $5.98 million. The $3.0 million maximum amount will also be payable by the Company in the event of a sale transaction involving the Company that is consummated on or before December 31, 2007. Based upon Dr. Barber’s and Dr. Meek’s respective ownership of Haelan stock, they could receive additional payments of $391,432 and $471,263, respectively, in the event that the maximum “earn-out” consideration is required to be paid by the Company.

Purchase of Software from HealthEdge Software, Inc.

In November 2006, the Company entered into a three-year agreement with HealthEdge Software, Inc. under which HealthEdge provides its software application to the Company and hosting services relating to the application. The fees paid by the Company to HealthEdge are currently approximately $72,000 per month, subject to increase over the life of the agreement. Affiliates of Psilos Group Partners, one of the Company’s largest stockholders, are controlling stockholders of HealthEdge, and Dr. Waxman, the chairman of the Company’s board of directors, is a managing director of Psilos and also serves on HealthEdge’s board of directors. Dr. Waxman may be deemed to have an indirect interest in this transaction to the extent of his pecuniary interest in Psilos. The Company’s agreement with HealthEdge was approved by the Company’s board of directors, with Dr. Waxman recusing himself from the discussion and vote, after disclosure of Dr. Waxman’s potential interest to the other directors.

Transactions Involving American CareSource Holdings

As described in the Company’s filings with the SEC, in December 2005, the Company effected a spin-off of American CareSource Holdings, Inc., its former subsidiary. Mr. Pappajohn and Dr. Schaffer, two of the

Company’s directors, are also directors of and holders of in excess of 5% of the outstanding voting stock of American CareSource Holdings. Principal Life Insurance, a holder of over 5% of the Company’s outstanding voting stock, is also a holder of in excess of 5% of the outstanding voting stock of American CareSource Holdings. As part of the merger between the Company and CCS Consolidated, Inc. in January 2006, American CareSource Holdings issued a promissory note to the Company. The principal amount of the promissory note, and all accrued but unpaid interest thereon, were repaid to the Company in February 2007 in the amount of approximately $300,000.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are CareGuide stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to CareGuide, Inc., Attn: Corporate Secretary, 4401 N.W. 124th Avenue, Coral Springs, FL 33065, telephone number (954) 796-3714. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kim Braxl

Secretary

 May 4, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2006 is available without charge upon written request to: Corporate Secretary, CareGuide, Inc., 4401 N.W. 124th Avenue, Coral Springs, FL 33065

PROXY

CAREGUIDE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2007

The undersigned hereby appoints Chris E. Paterson and/or Kim Braxl, each with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of CareGuide, Inc. (the “Company”), to be held at the offices of Essex Woodlands Health Ventures, located at 717 Fifth Avenue, 14th Floor, Suite B, New York, NY 10022 on June 13, 2007 at 2:00 p.m., Eastern Time, or any adjournment thereof, and to vote the number of shares of capital stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.	To elect the following nominees for election as directors:

Dr. Albert S. Waxman

Mr. John Pappajohn

Dr. Derace L. Schaffer

Mr. Mark L. Pacala

Mr. Daniel C. Lubin

Mr. William C. Stapleton

Dr. Michael J. Barber

œ FOR ALL NOMINEES

œ WITHHOLD AUTHORITY
(To withhold authority to vote for an individual nominee, write the nominee’s name on the line provided below) ________________________________

2.	Approval of the Company’s 2007 Equity Incentive Plan.

œ FOR	œ AGAINST	œ ABSTAIN

3.            Approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 80,000,000 to 100,000,000 shares.

œ FOR	œ AGAINST	œ ABSTAIN

4.             Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

œ FOR	œ AGAINST	œ ABSTAIN

The Proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR” the proposals set forth above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ________________	____________________________ ____________________________ ____________________________ ____________________________ Signature

Appendix A

CAREGUIDE, INC.

2007 EQUITY INCENTIVE PLAN

APPROVED BY BOARD: MARCH 23, 2007

APPROVED BY STOCKHOLDERS: __________, 2007

TERMINATION DATE: __________, 2017

1.	General.

(a)           Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)           Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(c)           General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	Administration.

(a)           Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)           Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)	To settle all controversies regarding the Plan and Awards.

(iv)          To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)           To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)          To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Stock Awards into compliance therewith, subject to the

1.

Appendix A

limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)       To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix)         Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)           To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(xi)          To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (A) the reduction of the exercise price of any outstanding Option under the Plan; (B) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (1) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a Restricted Stock Award (including a stock bonus), (3) a Stock Appreciation Right, (4) Restricted Stock Unit, (5) an Other Stock Award, (6) cash and/or (7) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)	Delegation to Committee.

(i)            General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

2.

Appendix A

(ii)          Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)           Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to Section 13(v)(ii) below.

(e)           Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	Shares Subject to the Plan.

(a)           Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed seven million (7,000,000) shares. For this purpose, the term “Calculation Date” means December 31 of the immediately preceding fiscal year of the Company. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than each of (i) and (ii). For clarity, the limitation in this subsection 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this subsection 3(a) does not limit the granting of Stock Awards except as provided in subsection 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be issued pursuant to the Plan.

(b)           If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to subsection 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this subsection 3(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(c)           Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(d), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be seven million (7,000,000) shares of Common Stock.

(d)           Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose

3.

Appendix A

value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock.

(e)           Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4.	Eligibility.

(a)           Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)           Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)           Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)           Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b)           Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c)           Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i)	by cash, check, bank draft or money order payable to the Company;

4.

Appendix A

(ii)           pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)         by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)          by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)	in any other form of legal consideration that may be acceptable to the Board.

(d)           Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)           Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii)          Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii)         Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e)           Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)            Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

5.

Appendix A

(g)           Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h)           Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i)            Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j)            Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(k)           Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(l)            Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

6.	Provisions of Stock Awards other than Options.

(a)           Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of

6.

Appendix A

separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)           Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)            Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)         Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)          Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b)           Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)           Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)          Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)         Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)         Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)           Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of

7.

Appendix A

such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)          Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii)        Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c)           Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)            Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii)          Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii)         Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv)         Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v)           Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi)          Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii)         Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but

8.

Appendix A

only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii)       Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix)         Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

(d)           Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(d) shall not exceed one million (1,000,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(e)           Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	Covenants of the Company.

(a)           Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)           Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.

Appendix A

(c)           No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	Miscellaneous.

(a)           Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)           Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)           Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d)           No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)           Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)            Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

10.

Appendix A

(g)           Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h)           Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i)            Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)            Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)           Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and 6(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)           Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to

11.

Appendix A

repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)           Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. If there is a Corporate Transaction, then the Board, or the board of directors of any corporation or entity assuming the obligations of the Company, shall take any one or more of the following actions as to outstanding Stock Awards in its sole and absolute discretion:

(i)            Stock Awards May Be Continued, Assumed or Substituted. Any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may assume, continue or substitute some Stock Awards and not others. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii)          Accelerated Vesting of Stock Awards. The vesting of any or all Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) may be accelerated in full or in part to a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine, and the Board may further determine that any reacquisition or repurchase rights held by the Company with respect to a Stock Award shall lapse in full or in part as of a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction).

(iii)         Termination of Stock Awards. The Board may provide that all Stock Awards (including vested Awards that are not exercised) shall immediately terminate and be of no further force or effect as of the effective time of the Corporate Transaction.

(iv)          Payment for Stock Awards in Lieu of Exercise. The Board may provide that the holder of a Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d)           Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	Termination or Suspension of the Plan.

(a)           Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

12.

Appendix A

11.	Effective Date of Plan.

This Plan shall become effective on the Effective Date.

12.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13.           DEFINITIONS. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a)           “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)	“Award” means a Stock Award.
(c)	“Board” means the Board of Directors of the Company.

(d)           “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(e)           “Cause” shall have the meaning set forth in any employment agreement or offer letter between a Participant and the Company or an Affiliate to the extent then effective; provided, however, that if any such employment agreement or offer letter does not contain a definition of “Cause,” then the term shall mean with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f)             “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding,

13.

Appendix A

provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)         the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; or

(iv)          there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i)	“Common Stock” means the common stock of the Company, par value $0.01 per share.
(j)	“Company” means CareGuide, Inc., a Delaware corporation.

(k)           “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l)            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the

14.

Appendix A

Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m)          “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii)         the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)           “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o)	“Director” means a member of the Board.

(p)           “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q)	“Effective Date” means the date the Plan is approved by the stockholders of the Company.

(r)           “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)	“Entity” means a corporation, partnership, limited liability company or other entity.
(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)           “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in

15.

Appendix A

Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w)          “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)           “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y)           “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)         “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc)          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(dd)         “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee)          “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

16.

Appendix A

(ff)          “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg)         “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)         “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)           “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(jj)          “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(kk)          “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll)           “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(mm)	“Plan” means this CareGuide, Inc. 2007 Equity Incentive Plan.

17.

Appendix A

(nn)         “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo)         “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(pp)         “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq)         “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(rr)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ss)	“Securities Act” means the Securities Act of 1933, as amended.

(tt)          “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(uu)         “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(vv)         “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ww)       “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(xx)          “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(yy)          “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

18.